UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 1, 2018
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13 (a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

On March 1, 2018, Meritage Homes Corporation (the “Company”) announced in a press release its intention to offer, subject to market and other conditions, $300 million aggregate principal amount of Senior Unsecured Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States other than U.S. persons in reliance upon Regulation S under the Securities Act (the “Private Note Offering”). A copy of this press release is attached as Exhibit 99.1.

On March 2, 2018, the Company replaced the offering of $300 million aggregate principal amount of Senior Unsecured Notes with an offering of $200 million of additional 6.00% Senior Notes due 2025 (the "Additional Notes").  The Additional Notes will be issued pursuant an existing indenture, dated as of June 2, 2015, pursuant to which the Company previously issued $200 million aggregate principal amount of 6.00% Senior Notes due 2025 (the “Existing Notes”).  Upon closing of the Additional Notes, there will be $400 million aggregate principal amount of 6.00% Senior Notes due 2025 outstanding.  The Additional Notes offering is expected to close on March 16, 2018, subject to customary closing conditions.  On March 2, 2018, the Company announced in a press release the pricing of the Additional Notes.  A copy of this press release is attached as Exhibit 99.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release dated March 1, 2018, announcing the Private Note Offering

99.2 Press Release dated March 2, 2018, announcing the pricing of the Additional Notes Offering

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 2, 2018

MERITAGE HOMES CORPORATION

/s/	Hilla Sferruzza
By:	Hilla Sferruzza
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)